Exhibit 10.2


                                 PROMISSORY NOTE


$100,000                                                      September 22, 2006


          FOR VALUE RECEIVED, the undersigned Newsearch, Inc., a Colorado corporation ("Maker") promises to pay to the order of Vision Capital Partners AA Ltd. ("Lender"), at its principal office, or at such other place as may be designated in writing by the holders of this Promissory Note ("Note"), the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the "Principal Sum"). The unpaid Principal Sum shall bear interest at 7.5% per annum and shall be due in nine months.

          All payments to be made under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

          In the event that an action is instituted to collect this Note, or any portion thereof, Maker promises to pay all costs of collection, including but not limited to reasonable attorneys' fees, court costs, and such other sums as the court may establish.

          In the event of a default under this Note when due, then the holder of this Note, at its election, may declare the entire unpaid Principal Sum due and payable.

          Every provision hereof is intended to be several. If any provision of this Note is determined, by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

          This Note is made in the State of Colorado and it is mutually agreed that Colorado law shall apply to the interpretation of the terms and conditions of this Note.

         All agreements between the holder of this Note and Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum permissible under applicable law with respect to the holder. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then the payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

          The makers, endorsers, and/or guarantors of this Note do hereby severally waive presentment, demand, protest and notices of protest, demand, dishonor and nonpayment.

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          IN WITNESS WHEREOF, this instrument is executed as of the date first hereinabove set forth.


                                                NEWSEARCH, INC.


                                               By: /s/  Kenneth Adessky
                                                  ------------------------------
                                                        Kenneth Adessky
                                                        CFO & Secretary